                                                                    EXHIBIT 99.1





                        LICENSE AND DEVELOPMENT AGREEMENT


                                     BETWEEN


                           PHARMACIA & UPJOHN COMPANY


                                       AND


                              CONNETICS CORPORATION





                                DECEMBER 21, 2001





THIS DOCUMENT IS THE CONFIDENTIAL INFORMATION OF BOTH PARTIES. IT SHOULD BE DISTRIBUTED ON A NEED-TO-KNOW BASIS AND KEPT IN A SECURE AREA.

                                TABLE OF CONTENTS

                                                                                         Page
Article 1 - Definitions....................................................................1

Section 1.1    "Act".......................................................................1
Section 1.2    "Affiliate".................................................................1
Section 1.3    "Agreement".................................................................1
Section 1.4    "Arbitrating Accountant"....................................................2
Section 1.5    "Business Day"..............................................................2
Section 1.6    "Claim".....................................................................2
Section 1.7    "Combination Product".......................................................2
Section 1.8    "[**]"......................................................................2
Section 1.9    "Competing Product".........................................................2
Section 1.10   "Confidential Information"..................................................2
Section 1.11   "Connetics Know-How"........................................................2
Section 1.12   "Connetics Patents".........................................................2
Section 1.13   "Connetics Technology"......................................................2
Section 1.14   "Control" or "Controlled"...................................................2
Section 1.15   "Country Term"..............................................................2
Section 1.16   "Development Committee".....................................................3
Section 1.17   "Dispute"...................................................................3
Section 1.18   "Effective Date"............................................................3
Section 1.19   "Event of Default"..........................................................3
Section 1.20   "Field".....................................................................3
Section 1.21   "First Commercial Sale".....................................................3
Section 1.22   "Force Majeure".............................................................3
Section 1.23   "Improvement"...............................................................3
Section 1.24   "IND".......................................................................3
Section 1.25   "Indemnitee"................................................................3
Section 1.26   "Indemnitor"................................................................3
Section 1.27   "Joint Invention"...........................................................3
Section 1.28   "Know-How"..................................................................3
Section 1.29   "Know-How Royalty"..........................................................3
Section 1.30   "Liabilities"...............................................................4
Section 1.31   "License Fee"...............................................................4
Section 1.32   "Net Sales".................................................................4
Section 1.33   "Patent Country Term".......................................................5
Section 1.34   "Patent Royalty"............................................................5
Section 1.35   "Payment Period"............................................................5
Section 1.36   "Payment Statement".........................................................5
Section 1.37   "Product"...................................................................5
Section 1.38   "Product Registration"......................................................5
Section 1.39   "Regulatory Authority"......................................................5
Section 1.40   "Representatives"...........................................................5


--------
** Confidential Treatment Requested

Section 1.41   "Royalty"...................................................................5
Section 1.42   "Sublicensee"...............................................................5
Section 1.43   "Term"......................................................................5
Section 1.44   "Territory".................................................................5
Section 1.45   "Third Party"...............................................................5
Section 1.46   "Trademark".................................................................5

Article 2. - Grants, Rights, and Restrictions..............................................6

Section 2.1    Grant of License and Other Rights...........................................6
Section 2.2    Right to Sublicense.........................................................7
Section 2.3    No Encumbrances.............................................................7
Section 2.4    Non-compete.................................................................7
Section 2.5    Right of First Offer........................................................7

Article 3. - Payments, Reports and Audits..................................................8

Section 3.1    License Fee.................................................................8
Section 3.2    Development Expenses........................................................8
Section 3.3    Milestone Payments..........................................................9
Section 3.4    Royalty.....................................................................9
Section 3.5    Method and Manner of Royalty Payments......................................11
Section 3.6    Third-Party Royalties......................................................11
Section 3.7    Withholding................................................................12
Section 3.8    Audit......................................................................12
Section 3.9    Payment Adjustments........................................................12
Section 3.10   Accounting Dispute Resolution..............................................13

Article 4. - Development, Regulatory, Marketing and Manufacturing Obligations.............13

Section 4.1    Development Committee......................................................13
Section 4.2    Files......................................................................15
Section 4.3    Regulatory Approvals.......................................................15
Section 4.4    Obligations and Responsibilities of the Parties............................15
Section 4.5    Product Development........................................................15
Section 4.6    Research Efforts and Diligence.............................................15
Section 4.7    Government Contact.........................................................16
Section 4.8    Marketing Efforts..........................................................16
Section 4.9    Labeling and packaging.....................................................17
Section 4.10   Advertising and Promotional Materials......................................17
Section 4.11   Pricing....................................................................18
Section 4.12   Product Inquiries, Medical Events and Complaints...........................18
Section 4.13   Manufacturing..............................................................18

Article 5. - Rights in Technology, Improvements and Future Patents........................19

Section 5.1    Patent Prosecution and Maintenance.........................................19
Section 5.2    Existing Connetics Patents.................................................19
Section 5.3    Future Inventions Developed Solely by Connetics and Certain Improvements...19
Section 5.4    Future Inventions Developed Solely by Pharmacia............................20
Section 5.5    Joint Inventions...........................................................20
Section 5.6    Patent Term Extensions.....................................................21
Section 5.7    Public Disclosure..........................................................21
Section 5.8    Ownership of Data, Product Registrations...................................21

Article 6. - Infringement.................................................................21

Section 6.1    Infringement of Third Party's Rights.......................................21
Section 6.2    Infringement Claims Against Third Party....................................22

Article 7. - Representations and Warranties...............................................23

Section 7.1    Connetics Representations and Warranties...................................23
Section 7.2    Pharmacia Representations and Warranties...................................24

Article 8. - Indemnification..............................................................25

Section 8.1    Indemnification by Connetics...............................................25
Section 8.2    Indemnification by Pharmacia ..............................................25
Section 8.3    Indemnification Procedures.................................................26
Section 8.4    Insurance..................................................................26
Section 8.5    Limitation of Liability....................................................27

Article 9. - Confidentiality..............................................................27

Section 9.1    Confidential Information...................................................27
Section 9.2    Confidentiality............................................................27
Section 9.3    Obligation to Obtain Agreements............................................28
Section 9.4    Return of Information......................................................28
Section 9.5    Public Disclosure..........................................................28
Section 9.6    Publication................................................................29

Article 10. - Term and Termination........................................................29

Section 10.1   Term.......................................................................29
Section 10.2   Early Termination..........................................................29
Section 10.3   Termination by Connetics...................................................30
Section 10.4   Rights and Obligations upon Termination....................................31

Article 11. - Dispute Resolution..........................................................31

Section 11.1   Disputes...................................................................31

Section 11.2   Attempt to Resolve.........................................................31
Section 11.3   Binding Arbitration........................................................31
Section 11.4   Written Notice.............................................................32
Section 11.5   Selection of Arbitrators...................................................32
Section 11.6   Hearings...................................................................32
Section 11.7   Confidential...............................................................33
Section 11.8   Costs......................................................................33
Section 11.9   Decision...................................................................33
Section 11.10  Remedy.....................................................................33
Section 11.11  Provisional Remedies.......................................................33

Article 12. - Miscellaneous...............................................................33

Section 12.1   Record-keeping.............................................................33
Section 12.2   Notice.....................................................................33
Section 12.3   Entire Agreement; Amendment................................................35
Section 12.4   Force Majeure..............................................................35
Section 12.5   Assignment; Binding Effect.................................................35
Section 12.6   Headings, Interpretation...................................................35
Section 12.7   Independent Parties........................................................35
Section 12.8   Governing Law..............................................................36
Section 12.9   No Waiver..................................................................36
Section 12.10  Severability...............................................................36
Section 12.11  Interpretation.............................................................36
Section 12.12  Counterparts...............................................................36
Section 12.13  Third-Party Beneficiaries..................................................36
Section 12.14  Further Assurances.........................................................36

Schedule A - Connetics Patents

                        LICENSE AND DEVELOPMENT AGREEMENT


This LICENSE AND DEVELOPMENT AGREEMENT is made as of December 21, 2001, by and between PHARMACIA & UPJOHN COMPANY, a Delaware corporation ("Pharmacia") and CONNETICS CORPORATION, a Delaware corporation ("Connetics"). Connetics and Pharmacia may be referred to herein individually as a "Party" or collectively as the "Parties." Terms not otherwise defined herein shall have the meanings set forth in Article 1.

                                    RECITALS

WHEREAS Connetics and Pharmacia are pharmaceutical companies engaged in the research, development, manufacture and commercialization of pharmaceutical products;

WHEREAS Connetics owns or Controls certain patents, patent applications, know-how and/or other intellectual property related to the Product, and it has the right to grant certain rights thereunder to Pharmacia as set forth in this Agreement; and

WHEREAS Pharmacia desires to obtain an exclusive license from Connetics to develop, manufacture, market, distribute, and sell the Product in the Territory, and Connetics desires to grant such rights to Pharmacia, on the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the covenants and promises in this Agreement, Connetics and Pharmacia agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

1.1 "ACT" means the Federal Food, Drug and Cosmetic Act, as it may be amended or re-enacted from time to time.

1.2 "AFFILIATE" means any corporation, partnership, business joint venture or other entity that directly or indirectly controls, is controlled by or is under common control with a Party. For the purpose of this Section 1.2, "control" means the power to direct or cause the direction of the management and policies of such entity.

1.3 "AGREEMENT" means this License and Development Agreement, including Schedule A appended hereto, as it may be amended from time to time.

1.4   "ARBITRATING ACCOUNTANT" has the meaning set forth in Section 3.10(b).

1.5 "BUSINESS DAY" means a day, other than Saturday or Sunday, on which banks are open for business in New York, New York.

1.6   "CLAIM" has the meaning set forth in Section 6.1(b).

1.7 "COMBINATION PRODUCT" means the packaging or bundling of a different product or products together with the Product, where the sale of the Product is contingent on the purchase of the other product (i.e., two or more separate and individually packaged products, packaged together and sold for a single price).

1.8   "[**]" has the meaning set forth in Section 4.9(b).

1.9 "COMPETING PRODUCT" means any pharmaceutical formulation or concentration of minoxidil for use in the Field and that is marketed in a country of the Territory for the same indications (or is otherwise used for the same indications) as the Product.

1.10  "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 9.1.

1.11 "CONNETICS KNOW-HOW" means any Know-How of Connetics or its Affiliates relating to the Product or the Connetics Patents, whether or not covered by the Connetics Patents, or any Know-How relating to topical products in the Field containing minoxidil in which the minoxidil is solubilized using methods proprietary to Connetics, and, in each case, which is necessary or useful to the use, development, manufacture, marketing, promotion, distribution, sale and/or commercialization of the Product in the Territory for use in the Field, whether developed or owned by Connetics as of the Effective Date or that comes under the Control of Connetics during the Term.

1.12 "CONNETICS PATENTS" means those patent applications listed in Schedule A, including all patents issued on any such patent applications, and all counterparts, additions, divisions, continuations, continuations-in-part, substitutions, extensions, patent term extensions and renewals thereof in any country of the Territory, and in the case of any of the foregoing, whether owned or Controlled by Connetics prior to the Effective Date or during the Term.

1.13 "CONNETICS TECHNOLOGY" means the Connetics Know-How and Connetics Patents.

1.14 "CONTROL" OR "CONTROLLED," when used in connection with intellectual property rights, means that the Party owns or has the rights or license to such intellectual property rights and has legal authority, right and ability to grant to the other Party access, a license, or a sublicense to such intellectual property rights or to otherwise disclose proprietary or trade secret information to such other Party, as provided for in this Agreement, without violating any agreement with or the rights of a Third Party.

1.15  "COUNTRY TERM" shall have the meaning set forth in Section 10.1.


--------
** Confidential Treatment Requested

1.16 "DEVELOPMENT COMMITTEE" means those representatives of Pharmacia and Connetics appointed to oversee the development of the Product pursuant to this Agreement and with the responsibilities as described in Section 4.1.

1.17  "DISPUTE" has the meaning set forth in Section 3.10(a).

1.18  "EFFECTIVE DATE" means the date first written above.

1.19  "EVENT OF DEFAULT" has the meaning set forth in Section 10.2.

1.20  "FIELD" means the prevention or treatment of hair loss in humans.

1.21 "FIRST COMMERCIAL SALE" means the first commercial sale of the Product in each country of the Territory after all required approvals have been granted by the Regulatory Authority in each country of the Territory.

1.22 "FORCE MAJEURE" means any act of God, acts of government, war, fire, explosion, flood, earthquake, embargo, or other act, event, non-happening, omission or accident beyond the reasonable control of a Party.

1.23 "IMPROVEMENT" means any enhancement of the Product for use in the Field, including without limitation, any enhancement of its use, dosage form, presentation (including packaging, applicators and the like) and/or formulation (including the addition of an active ingredient(s) along with minoxidil) whether or not patentable, developed by or for, invented or acquired by, or coming under the Control of Connetics or Pharmacia prior to the expiration or termination of this Agreement. "Improvement" also means the change in regulatory classification or status of a Product (e.g., from prescription pharmaceutical to over-the-counter pharmaceutical).

1.24  "IND" has the meaning set forth in Section 3.3(a).

1.25  "INDEMNITEE" has the meaning set forth in Section 8.3(a).

1.26  "INDEMNITOR" has the meaning set forth in Section 8.3(a).

1.27  "JOINT INVENTION" has the meaning set forth in Section 5.5(a).

1.28 "KNOW-HOW" means all information and materials, including, without limitation, processes, techniques, formulas, data, methods, equipment designs, and trade secrets, discoveries, practices, knowledge, ideas, skill, experience, inventions, technology, manufacturing procedures, test procedures, purification and isolation techniques, instructions, technical and scientific data, preclinical and clinical data, test data and other intellectual property, patentable or otherwise, tangible or intangible.

1.29  "KNOW-HOW ROYALTY" has the meaning set forth in Section 3.4(b).

1.30  "LIABILITIES" has the meaning set forth in Section 8.1.

1.31  "LICENSE FEE" has the meaning set forth in Section 3.1.

1.32 "NET SALES" shall be determined using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States, applied in a manner consistent with Pharmacia's customary practices, and means the actual gross invoice sales of Product by Pharmacia or its Affiliates, Sublicensees, distributors, or other agents to Third Parties, less the following deductions from the price for the Product to the extent they are actually paid or allowed and are not reimbursed by customers or any Third Party:

            (a) actual transportation charges, including insurance, paid by the selling party;

            (b) import, export, sales, use and excise taxes, tariffs and duties paid or allowed by a selling Party and any other governmental charges imposed upon the importation, use or sale of a Product;

            (c) normal and customary (A) quantity discounts [**], (B) cash discounts (including discounts for prompt payment), and (C) trade promotional allowances, credits, coupon redemptions and other trade development funds, in each case of (A), (B), or
                  (C), in the ordinary course of a business;

            (d) discounts [**] mandated by or granted in response to local, state, provincial or federal law or regulation;

            (e) allowances or credits to customers on account of recalls, rejection or return (including for spoiled, damaged and outdated goods) in the ordinary course of business;

            (f) rebates paid or credited to any government or agency or any Third Party payor, administrator or contractee; and

            (g) wholesaler charge-backs allowed and taken in amounts customary in the trade.

      No deductions shall be made from Net Sales for commissions paid to individuals whether they are with independent sales agencies or are regularly employed by a Party or its Affiliates or Sublicensees and are on its or their payroll, or for the cost of collections.

      Net Sales shall not include the supply of Product as commercial samples or for use in testing or clinical or marketing studies undertaken; nor shall it include sales between or among Pharmacia and its Affiliates or Sublicensees (except where such Affiliates or Sublicensees are end users), but Net Sales shall include the subsequent final sales to Third Parties by such Affiliates or Sublicensees.


--------
** Confidential Treatment Requested

      In the event a Party transfers Product to a Third Party in a bona fide arm's length transaction for consideration in whole or in part other than cash, or to a Third Party in other than a bona fide arm's length transaction, the Net Sales price for such Product shall be deemed to be the standard invoice price then being invoiced by a Party in an arm's length transaction with similar customers.

      In the event Connetics is entitled to royalties under this Agreement for any Product sold in the form of a Combination Product, Net Sales for determining such royalties will be calculated pursuant to Section 3.4(d).

1.33  "PATENT COUNTRY TERM" has the meaning set forth in Section 3.4(a).

1.34  "PATENT ROYALTY" has the meaning set forth in Section 3.4(a).

1.35 "PAYMENT PERIOD" means a calendar quarter ending on March 31st, June 30th, September 30th, or December 31st.

1.36  "PAYMENT STATEMENT" has the meaning set forth in Section 3.5(a).

1.37 "PRODUCT" means any pharmaceutical formulation or concentration of minoxidil that uses or incorporates the Connetics Technology, for use in the Field, including any Improvement.

1.38 "PRODUCT REGISTRATION" in relation to the Product means a New Drug Application submitted to the United States Food and Drug Administration and/or its equivalent in other countries of the Territory submitted to a Regulatory Authority, including any amendments or supplements.

1.39 "REGULATORY AUTHORITY" means the United States Food and Drug Administration and/or its equivalent in other countries of the Territory, or any successor entity thereto.

1.40  "REPRESENTATIVES" has the meaning set forth in Section 9.2.

1.41  "ROYALTY" means the Patent Royalty and the Know-How Royalty.

1.42 "SUBLICENSEE" means any person, corporation, unincorporated body, or other entity to whom Pharmacia grants a sublicense of some or all of the rights granted to Pharmacia as permitted by and in accordance with the terms and conditions of this Agreement.

1.43  "TERM" shall have the meaning set forth in Section 10.1.

1.44  "TERRITORY" means all countries of the world except Japan.

1.45 "THIRD PARTY" means any person, corporation, unincorporated body, or other entity other than Connetics and its Affiliates and Pharmacia and its Affiliates.

1.46 "TRADEMARK" means those trademarks, trade names, brand names, logos and designs whether registered or not, owned or Controlled by Pharmacia and used in a country in the

      Territory during a Country Term in connection with the development, manufacture, marketing, distribution and/or sale of the Product for use in the Field in such country.

                                    ARTICLE 2
                        GRANTS, RIGHTS, AND RESTRICTIONS

2.1   GRANT OF LICENSE AND OTHER RIGHTS.

            (a) Subject to the terms and conditions of this Agreement, Connetics grants to Pharmacia an exclusive royalty-bearing license (with limited rights reserved to Connetics pursuant to Section 2.1(c)) under the Connetics Technology during the Term to use, develop, manufacture, market, promote, distribute, sell, import, export and otherwise commercialize the Product by Pharmacia in the Territory for use in the Field.

            (b) Connetics grants to Pharmacia an exclusive royalty-bearing license (with limited rights reserved to Connetics pursuant to Section 2.1(c)) under the Connetics Technology during the Term to use, develop, manufacture, market, promote, distribute, sell, import, export and otherwise commercialize the Product by Pharmacia in Japan for use in the Field when and to the extent such rights become available to Connetics. In the event [**] becomes aware of an [**] to [**] rights to the [**] in [**], [**] will notify [**] of such right and the costs therefore. If [**] requests [**] to [**] such rights, [**] will do so, and [**] shall promptly reimburse [**] for the cost to [**] the rights in the [**].

            (c) Notwithstanding anything to the contrary in Sections 2.1(a) and
            (b) and subject to Sections 4.8(b) and 4.13(d), Connetics shall retain the right (without the right to sublicense or assign absent Pharmacia's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed) to use the Connetics Technology in the Field only for Connetics' internal research and development related to the Product and to perform its obligations under this Agreement.

            (d) Pharmacia acknowledges that it shall have no right, title, or interest in or to the Connetics Technology except to the extent set forth in the license granted to Pharmacia under this Section 2.1, and Connetics reserves all rights to use the Connetics Technology except as otherwise expressly granted to Pharmacia pursuant to this Agreement. Nothing in this Agreement shall be construed to grant to Pharmacia any license or other rights to any of Connetics' intellectual property other than as expressly set forth in this Agreement.

            (e) Pharmacia shall not, at any time during the Term of this Agreement, dispute or contest, directly or indirectly, Connetics' ownership of the Connetics Patents or the validity of the Connetics Patents. Nothing in this Section 2.1(e) is intended to change


--------
** Confidential Treatment Requested

            Connetics' obligations under Section 8.1, or the dispute resolution process described in Article 11.

2.2   RIGHT TO SUBLICENSE.

            (a) Pharmacia shall have the right to grant sublicenses of its rights hereunder (i) to any of its Affiliates, without the consent of, but with written notice to, Connetics, and (ii) to any Third Party only upon Connetics' prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided however, that in the case of either (i) or (ii) above, the Affiliate or Third Party, as the case may be, assumes and agrees to be bound by the provisions of this Agreement; provided, however, that Connetics may withhold its consent, in its sole discretion, in the event Pharmacia intends to grant a sublicense to a competitor. No Confidential Information of Connetics shall be disclosed to a Sublicensee or a potential Sublicensee without the express prior written consent of Connetics. In the event that Pharmacia grants a sublicense pursuant to this Section 2.1, such sublicense shall not relieve Pharmacia of its obligations to Connetics under this Agreement. Rather, notwithstanding the terms of any sublicense, Pharmacia shall remain primarily liable to Connetics for all of Pharmacia's obligations under this Agreement, and any act or omission of a Sublicensee that would be a breach of this Agreement if committed by Pharmacia shall be deemed to be a breach by Pharmacia of this Agreement.

            (b) Except with respect to sublicense agreements that do not require the prior written consent of Connetics under Section 2.2(a), prior to entering into any sublicense agreement, Pharmacia shall notify Connetics of the name of the potential sublicensee and the field and term of such sublicense.

2.3 NO ENCUMBRANCES. During the Term, Connetics shall not directly or indirectly encumber any of the Connetics Technology or permit the imposition of any lien (statutory or otherwise), encumbrance, security interest, hypothecation, deposit, charge or priority of any type whatsoever on this Agreement or any Connetics Technology, without the prior written consent of Pharmacia, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Connetics shall have the right to assign any Royalty due to Connetics hereunder; provided further that any assignee of such Royalty shall expressly disclaim any rights in this Agreement and the Connetics Technology.

2.4 NON-COMPETE. Subject to Sections 4.8(a) and 4.8(b), during each applicable Country Term, Connetics and its Affiliates shall not, directly or indirectly, co-develop, promote, license, distribute, co-promote, market or sell a Competing Product in such country.

2.5   RIGHT OF FIRST OFFER.

      (a) For a period of [**] days following the receipt of notice from Connetics of its intention to [**] shall have the first right to negotiate a definitive license agreement to use, market and sell the product in the Field. In the event that the Parties are unable to


--------
** Confidential Treatment Requested
      conclude a binding definitive license agreement within such [**] day period following the written notice from [**] (which period may be extended upon the written agreement of both Parties), [**] shall have [**] to [**] under this Section 2.4. Notwithstanding the foregoing, if Connetics and Pharmacia do not conclude a binding definitive license agreement, then Connetics may enter into a license agreement with a Third Party provided that the terms of such agreement are no less favorable to Connetics in any material respect than those last proposed by Pharmacia in writing.

      (b) Pharmacia acknowledges and agrees that Section 2.5(a) does not [**] right to enter into a [**] or [**] or other similar relationship with a [**] or require [**] to offer to [**] any product developed under such agreement or relationship, whether or not in [**] (except for a [**]), or
      (ii) [**] ability to enter into a [**] agreement with a [**] to promote and/or distribute a product in [**] (other than a [**]). As of the Effective Date, Connetics represents and warrants to Pharmacia that it does not currently have any products in development for use in [**]. To the extent [**] develops a product with a [**] for use in [**] under clause [**] or enters into a [**] agreement with a [**] for a product in [**] under clause [**] then (A) [**] shall lose its right of [**] under [**], and [**] under [**] and (B) if Connetics intends to [**] a [**] product in [**] after entering into a promotion agreement with [**], [**] agrees not to market such [**] product until [**] months after the date [**].

                                    ARTICLE 3
                          PAYMENTS, REPORTS AND AUDITS

3.1 LICENSE FEE. In consideration of the licenses and rights granted by Connetics to Pharmacia in this Agreement, Pharmacia shall pay to Connetics, within five (5) Business Days after the Effective Date, the sum of [**] ("License Fee") by wire transfer to a Connetics bank account.

3.2   DEVELOPMENT EXPENSES.

            (a) In further consideration of the licenses and rights granted by Connetics to Pharmacia in this Agreement, and subject to the terms and conditions of this Agreement, Pharmacia shall pay Connetics [**] by wire transfer to a Connetics bank account (the "Development Payment") on or before December 31, 2001 to cover development expenses (which expenses shall include Connetics' reasonable out-of-pocket costs and labor) incurred by Connetics at the direction of the Development Committee and/or Pharmacia, as applicable, including prosecution and maintenance of the Connetics Patents set forth on Schedule A. At such time that Connetics incurs [**] of such expenses, any further development work requested by the Development Committee and/or Pharmacia shall be performed at the [**]. [**], Pharmacia shall reimburse Connetics for its reasonable development expenses incurred; provided, however, that Connetics shall not be entitled to be reimbursed for the costs incurred in the prosecution and maintenance of the Connetics Patents set forth on Schedule A. Pharmacia shall reimburse Connetics for all development expenses it incurs within thirty (30) days after Pharmacia's receipt of a reasonably detailed invoice from


--------
** Confidential Treatment Requested

            Connetics setting forth such development expenses incurred by Connetics at the request of Pharmacia and/or the Development Committee, as applicable.

            (b) Connetics shall devote and use the Development Payment received under this Section 3.2 solely for the purpose of covering internal and external costs associated with the development of the Product after the Effective Date in accordance with Section 3.2(a).

3.3   MILESTONE PAYMENTS.

            (a) Upon the earlier of the date (i) the Development Committee, pursuant to Section 4.1, determines that a successful pre Investigational New Drug meeting ("IND") is achieved in the United States, or (ii) Pharmacia files an IND application for the Product and the Regulatory Authority takes no action on it within thirty
            (30) days, Pharmacia shall pay Connetics, within five (5) Business Days after such date, a one-time payment of [**] by wire transfer to a Connetics bank account. A successful pre-IND meeting is one in which the Regulatory Authority in the United States does not present significant regulatory requirements that, in the Development Committee's judgment (consistent with the exercise of prudent scientific and business judgment and in accordance with generally accepted practices in the pharmaceutical industry), would render the project unreasonable to pursue from a cost, time or risk perspective.

            (b) Upon the earlier of the date that (i) the Development Committee, pursuant to Section 4.1, determines, consistent with the exercise of prudent scientific and business judgment and in accordance with generally accepted practices in the pharmaceutical industry, that a successful pharmacokinetics study suitable to support a Product Registration in the United States has been achieved, or (ii) Pharmacia makes a determination to go forward with a Phase III study on the Product, Pharmacia shall pay Connetics, within five (5) Business Days after such date, a one-time payment of [**] by wire transfer to a Connetics bank account.

3.4   ROYALTY.

            (a) Patent Royalty. In further consideration of the licenses and rights granted by Connetics to Pharmacia, Pharmacia shall pay to Connetics a royalty equal to [**] on Net Sales of the Product (the "Patent Royalty") in each country in the Territory wherein the manufacture, importation, distribution, marketing, sale or use of the Product would infringe any issued Connetics Patent.

            Unless this Agreement is otherwise terminated earlier, Pharmacia's Patent Royalty obligation will automatically expire on a country-by-country basis on the expiration (or revocation) of the last to expire (or to be revoked) Connetics Patents in each country, such that the manufacture, importation, distribution, marketing, sale or use of the Product in such country would not infringe any issued Connetics Patent (the "Patent Country Term"). Upon the expiration of the Patent Country Term, Pharmacia shall have a fully paid, non-revocable, non-exclusive license under the Connetics


--------
** Confidential Treatment Requested

            Know-How in that country to develop, manufacture, market, distribute and sell the Products.

            (b) Know-How Royalty. In further consideration of the licenses and rights granted by Connetics to Pharmacia, Pharmacia shall pay to Connetics a royalty equal to [**] on Net Sales of the Product (the "Know-How Royalty") in each country in the Territory wherein Pharmacia is not subject to the Patent Royalty; provided, however, that in no event shall Pharmacia be obligated to pay the Know-How Royalty in any country of the Territory after [**] years from the First Commercial Sale of the Product in such country. Upon issuance of any Connetics Patent in any country wherein Pharmacia is paying or previously paid a Know-How Royalty, Pharmacia shall cease paying the Know-How Royalty and thereafter pay the Patent Royalty in accordance with Section 3.4(a). Upon cessation of Pharmacia's obligation to pay the Know-How Royalty under this Section 3.4(b) (and the expiration of the Patent Country Term, if any) in any country of the Territory, Pharmacia shall have a fully paid, non-revocable, non-exclusive license under the Connetics Know-How in that country to develop, manufacture, import, market, distribute and sell the Products.

            (c) Adjustments. In the event that: (i) compulsory licenses for a Product are required to be granted by a governmental authority to a Third Party (which compulsory licenses have a maximum royalty rate lower than the Patent Royalty or the Know-How Royalty that would otherwise apply to Net Sales of such Product) in a country located in the Territory, and sales under such compulsory licenses exceed [**] of the total dollar sales of all Competing Products (including the Product) marketed in the Field in such country in any quarterly calendar period; or (ii) a governmental authority in a country imposes a maximum royalty rate lower than the Patent Royalty or the Know-How Royalty that would otherwise apply to Net Sales of such Product in such country, then the Patent Royalty rate or the Know-How Royalty rate that would otherwise apply for such quarterly period in such country shall be reduced to equal such lower rate.

            (d) Combination Product.

                  (i) In the event the Product is sold as part of a Combination Product, then for purposes of computing the Royalty, Net Sales of such Product sold as part of a Combination Product shall be deemed equal to the product of (A) a fraction, the numerator of which is the [**] and the denominator of which is the [**] times (B) the established [**] in the United States of the Product.

                  (ii) If the foregoing computation cannot be made for any reason, Net Sales of Product sold as a Combination Product shall be the established selling price for such Product [**].

                  (iii) If the foregoing computations cannot be made for any reason, for purposes of this Section 3.4(d), the selling price of a Product sold shall be equal to


--------
** Confidential Treatment Requested
                        the product of (A) a fraction, the numerator of which is [**] and the denominator of which is the sum of [**] times (B) the established [**].

3.5   METHOD AND MANNER OF ROYALTY PAYMENTS.

            (a) Payment Statement. Pharmacia shall deliver to Connetics within thirty (30) days following the end of each Payment Period a written report (the "Payment Statement") describing in reasonable detail (i) the Net Sales of the Product sold by Pharmacia, its Affiliates and Sublicensees during such Payment Period in each country wherein Pharmacia is obligated to pay Connetics a Royalty hereunder; (ii) the calculation of Net Sales from the gross revenues for the Product in each such country, including without limitation, a breakdown of each deduction from gross sales; and (iii) the Royalty due on the sales of the Product for such Payment Period.

            (b) Payment. Pharmacia shall pay to Connetics within thirty (30) days following the end of each Payment Period any Royalty due and payable to Connetics in accordance with this Article 3. Each such payment shall be accompanied by the Payment Statement. All Royalty payments to be made by Pharmacia to Connetics pursuant to this Agreement shall be paid in United States Dollars and made by wire transfer to such bank or account as Connetics may from time to time designate in writing and shall be considered to be made as of the day on which it is received in Connetics' designated bank account.

            (c) Currency. Net Sales outside the United States shall be first determined in the local currency of the country in which they are earned and shall be converted quarterly into an amount in United States Dollars based on the applicable exchange rates published in The Wall Street Journal (Eastern edition) for the last Business Day of the Payment Period in which such Net Sales occurred. All such converted Net Sales shall be consolidated with United States Net Sales for the corresponding period and the applicable Royalty payable determined therefrom. Whenever any Royalty is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

            (d) Late Payments. In the event that any Royalty payments due hereunder are not made when due, each such payment shall accrue interest from the date due until paid at the prime rate of interest as published in The Wall Street Journal (Eastern edition), provided that such interest rate shall not exceed 1.5% per month.

3.6 THIRD-PARTY ROYALTIES. In the event that Pharmacia, its Affiliates and/or its Sublicensees is or are required to obtain a license from a Third Party in order to practice any rights granted under the Connetics Technology in a country in the Territory (the "Third-Party License"), then, at Connetics' option, (i) Connetics shall obtain and maintain such necessary license at its sole expense and Pharmacia shall continue to pay the Royalty to Connetics, or (ii) Pharmacia shall be entitled to reduce the amount of the Royalty payable under Section 3.4 by the amount of any consideration, including but not limited to


--------
** Confidential Treatment Requested
      royalties, actually paid to a Third Party under such Third-Party License by Pharmacia, its Affiliates or Sublicensees.

3.7 WITHHOLDING. To the extent there is a statutory tax withholding obligation on a payment (or other remittance) due Connetics, Pharmacia shall be entitled to withhold from such payment the amount, if any, of any withholding tax assessable to Connetics, provided evidence of payment of any such tax is promptly provided to Connetics. If any taxes are imposed on payments to Connetics and are required to be withheld therefrom, such taxes shall be for the account of Connetics, and the payments shall be reduced accordingly. Pharmacia shall advise Connetics and provide it with copies of the tax receipts for all taxes deducted from the payment due Connetics. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

3.8   AUDIT.

            (a) Connetics shall have the right to audit Pharmacia's records using a mutually acceptable, nationally recognized firm of independent certified accountants. Such accountants will have access, on reasonable notice, to Pharmacia, its Affiliates' or its Sublicensees' records, as the case may be, during reasonable business hours for the purpose of verifying any royalty payable under this Agreement for the two preceding years. Notwithstanding the foregoing, this right may not be exercised more than once in any calendar year. The accountant shall provide both Connetics and Pharmacia with a copy of any report prepared as a result of the audit. Connetics shall bear the full cost of such audit unless such audit discloses an underpayment by more than five percent (5%) of the amount due during such period. In such case, Pharmacia shall bear the full cost of such audit.

            (b) Connetics agrees to hold confidential all information learned in the course of any examination of Pharmacia's, its Affiliates' or Sublicensees' books and records hereunder, except when it is necessary for Connetics to reveal such information in order to enforce its rights under this Agreement or when otherwise compelled by law.

            (c) With respect to the Royalty calculations, all reports and payments not disputed as to correctness within two (2) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes unless an audit performed in accordance with Section 3.8(a) shows an underpayment by more than five percent (5%), in which case Connetics shall be entitled to audit all periods subsequent to the last audit, which periods shall not be deemed conclusively correct.

3.9 PAYMENT ADJUSTMENTS. Any adjustment (whether payment or reimbursement, as the case may be) required as a result of an audit conducted pursuant to
      Section 3.8 shall be made within ten (10) Business Days after the date on which the accountant conducting the audit issues a written report to Connetics and Pharmacia containing the results of the audit.

3.10  ACCOUNTING DISPUTE RESOLUTION

            (a) Subject to Section 3.8(c), Connetics shall have two (2) years after receipt of any Royalty pursuant to this Agreement to dispute the amount of any such Royalty pursuant to this Agreement (a "Dispute").

            (b) If the Parties are unable to resolve any Dispute under this
            Article 3 within the thirty (30) day period after receipt of a written notice of the disputed amount or such other period as the Parties may agree, the Parties shall select by mutual agreement a nationally recognized certified public accounting firm (the "Arbitrating Accountant") to settle such Dispute as soon as practicable. In connection with the resolution of any Dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. Any arbitration before the Arbitrating Accountant shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

            (c) The Arbitrating Accountant's award with respect to any Dispute shall be final and binding upon the Parties and judgment may be entered on the award.

            (d) The fees and expenses of the Arbitrating Accountant with respect to any Dispute shall be paid by the Party against whom the award is issued. The Parties otherwise shall bear their own expenses of the proceeding.

           (e) Notwithstanding anything to the contrary in Article 11, all accounting disputes will be handled under this Article.

                                    ARTICLE 4
        DEVELOPMENT, REGULATORY, MARKETING AND MANUFACTURING OBLIGATIONS

4.1   DEVELOPMENT COMMITTEE.

            (a) Formation. Within ten (10) Business Days after the Effective Date, Connetics and Pharmacia shall each select three (3) representatives to serve on the Development Committee. Pharmacia shall select one of its members on the Development Committee to serve as chairperson. Either Party may appoint, substitute or replace members of the Development Committee upon prior written notice to the other Party.

            (b) Function. The Development Committee shall, among other things,
            (i) plan, coordinate and manage the research and development of the Product, and (ii) determine whether and to what extent the Product should be the subject of (A) any further assessment or testing, or
            (B) any preclinical or clinical development.

            (c) Decision-Making. All decisions of the Development Committee shall be made by a majority vote of the members. In the event the Development Committee is deadlocked on any matter to be decided by the Development Committee, the chairperson shall have the right to cast a second and deciding vote and render a decision on the matter. Notwithstanding the foregoing, but subject to Section 3.2(a), the Development Committee shall not have the authority to make any decision that materially increases the costs or obligations of Connetics under this Agreement without Connetics' prior written consent, which consent Connetics may withhold in its sole discretion.

            (d) Meetings. The Development Committee shall operate consistent with the following procedures, which the Development Committee may, by majority vote, modify from time to time:

            (i) The chairperson shall be responsible for providing the leadership for the Development Committee and for the timing, agenda and minutes of each meeting;

            (ii) The location of the meetings will alternate between Pharmacia's and Connetics' facilities or an acceptable off-site location or shall be conducted by video- or teleconference as agreed to by the Development Committee;

            (iii) The Development Committee will meet no fewer than three (3)
                  times annually or unless otherwise agreed by the Development Committee;

            (iv) Minutes of each Development Committee will be prepared and summarized within two weeks after each meeting and shall not be official until the chairperson has agreed to them; and

            (v) Non-members of the Development Committee may attend the Development Committee's meetings, provided reasonable notice is given to and approved by the Development Committee's chairperson.

            (e) Costs. Each Party will bear its own costs and expenses associated with participation in the Development Committee.

            (f) Disbanded. The Development Committee shall be disbanded on the second (2nd) anniversary of the Effective Date unless decided otherwise by the Development Committee. In the event that the Development Committee is disbanded, Pharmacia shall have all rights of, and shall undertake all responsibilities of, the Development Committee as set forth herein or as otherwise related to the Product.

            (g) Reports. Until disbanded, Pharmacia and Connetics each shall furnish to the Development Committee (i) a summary written report within fifteen (15) days after the end of each calendar quarter describing the progress in the development of the Product under this Agreement, including the status of any clinical studies and Product Registrations; (ii) a written report within thirty (30) days after the end of each year describing in detail the work accomplished by each Party under this Agreement during the year and discussing and evaluating the results of such work; and (iii) a written report within fifteen (15) days after the end of each calendar quarter of any development work undertaken with respect to an Improvement. In lieu of such reports, the Parties may incorporate the specified information into the minutes of the Development Committee meetings.

           After the Development Committee is disbanded, the Parties shall continue to exchange the reports required by this Section 4.1(g).

4.2 FILES. As soon as practicable after the Effective Date, Connetics shall provide to Pharmacia copies of all Connetics Technology reasonably necessary for Pharmacia to exercise its rights and perform its obligations under this Agreement.

4.3 REGULATORY APPROVALS. Subject to Section 4.4(a), Pharmacia shall be solely responsible for preparing applications and for seeking and, if granted, maintaining Product Registrations in the Territory, including performing all studies required by the Regulatory Authorities from time to time to obtain and maintain such registration and regulatory approval for the Product. Pharmacia shall be responsible for the direct costs and expenses (e.g., filing fees) solely associated with the filing and maintaining of Product Registrations in the Territory. Upon Pharmacia's request, and at its expense, Connetics will provide reasonable assistance to Pharmacia in the preparation of any such Product Registrations and other regulatory submissions.

4.4 OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES. In addition to those tasks and responsibilities assigned to each Party by the Development Committee, Connetics and Pharmacia will have the following obligations and responsibilities:

            (a) Connetics. Connetics will promptly transfer and otherwise provide to Pharmacia copies of the Connetics Technology in accordance with Section 4.2. In addition, Connetics shall, (i) consistent with Section 3.2(a), continue formulation, packaging, testing and clinical manufacturing development through an initial technical transfer aimed to prepare a qualified cGMP manufacturing site for production of Phase I clinical trial materials; (ii) assist Pharmacia, at Pharmacia's expense, in developing the chemistry, manufacturing, and quality control portion of any Product Registration as requested by Pharmacia; and (iii) at Pharmacia's expense, otherwise assist Pharmacia in preparation of any Product Registrations and other regulatory submissions as reasonably requested by Pharmacia.

            (b) Pharmacia. Subject to Section 3.2(a), Pharmacia will be responsible for determining, in its sole discretion, whether and to what extent any Product should be the subject of (i) any Product Registrations or continuations of such Product Registrations if applicable, or (ii) any manufacturing, testing and/or commercialization as a Product.

4.5 PRODUCT DEVELOPMENT. Product development shall be conducted in accordance with the terms of this Agreement. The Parties acknowledge that their objective is that Pharmacia will file an IND application on or prior to [**] and shall initiate patient enrollment for a definitive Phase III study on the Product on or prior to [**].

4.6 RESEARCH EFFORTS AND DILIGENCE. Each Party shall use commercially reasonable efforts to perform its responsibilities under this Agreement and shall comply with all applicable Good Laboratory Practices, Good Clinical Practices, and applicable legal requirements.


--------
** Confidential Treatment Requested

      As used in this Agreement, the term "commercially reasonable efforts" means, unless the Parties agree otherwise in writing, those efforts consistent with the exercise of prudent scientific and business judgment in accordance with industry standards, as applied to other products of similar scientific and commercial potential.

4.7 GOVERNMENT CONTACT. Subject to Sections 4.4(a) and 4.4(b), Pharmacia shall be responsible for communicating with all Regulatory Authorities and satisfying all reasonable regulatory requirements necessary to seek and, where approval is obtained, maintain Product Registrations in those countries in the Territory in which the Pharmacia determines, in its discretion, to commercialize the Product.

4.8   MARKETING EFFORTS.

            (a) Pharmacia will use commercially reasonable "best efforts" to commercialize the Product in the Territory, subject to prevailing market conditions that exist in each country of Territory. Pharmacia shall launch the Product for commercial sale in the United States within six (6) months of receiving final approval from the Regulatory Authority. In the event that Pharmacia fails to launch the Product in the United States within such six (6) month period (unless such failure to launch is associated with Product validation or manufacturing issues beyond the control of Pharmacia), Pharmacia shall pay Connetics [**] within five days after the expiration of such six-month period. In the event Pharmacia has not launched the Product for commercial sale in the United States within twelve months after receiving final approval from the Regulatory Authority, the license granted to Pharmacia under Section 2.1 shall become non-exclusive with respect to the United States. In the event that Connetics believes that Pharmacia has failed to commercialize the Product in any other country of the Territory within a commercially reasonable time, then the Parties shall promptly consult and agree upon what actions, if any, the Parties should take in respect of commercializing the Product in such country.

            (b) Subject to Section 2.5(b), for a period of ninety (90) days following the receipt of notice from Pharmacia of its intention to promote the Product to dermatologists in the United States at any time after the Effective Date using a new contract sales force, Connetics shall have the first right to negotiate a definitive promotion agreement to promote the Product to dermatologists (Connetics first right to negotiate shall not affect Pharmacia's relationship(s) with any contract sales force(s) existing as of the launch of the Product in the United States). In the event that the Parties are unable to conclude a binding definitive agreement within such ninety (90) day period following the written notice from Pharmacia (which period may be extended upon the written agreement of both Parties), Pharmacia shall have no further obligation to Connetics under this Section 4.8(b). Notwithstanding the foregoing, if Pharmacia and Connetics do not conclude a binding definitive promotion agreement, then Pharmacia may enter into a promotion agreement with a Third Party provided that the terms of such agreement are no less favorable to Pharmacia in any material respect (including such


--------
** Confidential Treatment Requested
            factors as the size, training, and productivity of the sales force available to Pharmacia) than those last proposed by Connetics to Pharmacia in writing.

            (c) Irrespective of whether a promotion agreement is entered into between Pharmacia and Connetics under Section 4.8(b), upon launch of the Product, Connetics shall have the right, at its expense, to (i) discuss the characteristics of Connetics Technology as used in the Product and (ii) state that the Product is licensed by Connetics to Pharmacia, subject to Connetics compliance with applicable laws and regulations.

4.9   LABELING AND PACKAGING.

            (a) Pharmacia shall be responsible for labeling and packaging the Product, which shall be consistent with the labeling and packaging for the Product approved by the applicable Regulatory Authorities. Pharmacia shall also be responsible for seeking and, where possible, obtaining all necessary regulatory approvals for all labeling and packaging of the Product, subject to Section 4.4(b).

            (b) Subject to approval of the Regulatory Authorities if necessary, Pharmacia shall include on the outside of the Product packaging notification that the Product incorporates technology that is licensed to Pharmacia by Connetics and include the relevant patent number or state that the Product technology is the subject of a pending patent application. In addition, at such time, if ever, that Connetics develops or acquires a "[**]" (as defined below), Pharmacia shall display (i.e., not sticker) such trademark on the outside of the Product packaging and Connetics shall provide Pharmacia with a royalty-free license to use such trademark. A [**]" means a [**], in which at least [**] of the consumers surveyed have an unaided awareness of the [**] and identify such [**]. The survey shall consist of a representative sample of consumers or consumers treated for hair loss and shall be conducted in accordance with generally recognized industry standards.

4.10  ADVERTISING AND PROMOTIONAL MATERIALS.

            (a) Pharmacia shall be responsible for (i) developing all advertising and promotional materials relating to the Product, and
            (ii) for assuring that all promotional material that it produces relating to Product is in material compliance with applicable law and regulations for each country in the Territory where such materials are used. Pharmacia shall be responsible, at its own cost and expense, for marketing the Product in the Territory during the Term.

            (b) Subject to applicable laws and regulations, all written promotional and detail materials for the Product directed or distributed to dermatologists or consumers shall state that the Product incorporates technology that is licensed to Pharmacia by Connetics and include the relevant patent number or state that the Product technology is the subject of a pending patent application.


--------
** Confidential Treatment Requested

4.11 PRICING. Pharmacia shall have sole discretion and authority for all pricing decisions for Product.

4.12  PRODUCT INQUIRIES, MEDICAL EVENTS AND COMPLAINTS.

            (a) Pharmacia shall be responsible for responding to all questions or inquiries from health care professionals and consumers relating to the Product in each country of the Territory.

            (b) Pharmacia shall be responsible for providing (i) medical, technical and scientific information concerning the Product to health care professionals, managed care organizations, sales representatives, medical publishers, consumers, patient assistance programs and others that may request such information, and (ii) after-hours coverage to address emergency requests for such medical, technical and scientific information concerning the Product.

            (c) In the case of either (a) or (b) above, upon Pharmacia's request, Connetics shall assist Pharmacia by providing requested information and data so as not to jeopardize the health and welfare of any patients or consumers using the Product.

            (d) Pharmacia shall have the authority and responsibility for handling any adverse drug experience reporting involving the Product in each country in the Territory. Connetics shall advise Pharmacia promptly of any adverse drug experience reports received by Connetics, but in any event not later than twenty-four (24) hours after receiving any "serious" (as defined in 21 CFR Parts 312 and 314) adverse drug experience reports. Pharmacia shall respond to Connetics' reasonable requests for information concerning Pharmacia's adverse drug experience reports involving the Product.

4.13  MANUFACTURING

            (a) Exclusive Manufacturer. Subject to the terms and conditions of this Agreement, Pharmacia and its Sublicensees under Section 2.2 of this Agreement shall be the exclusive manufacturer(s) of commercial batches of the Product in the Territory after the Effective Date. In addition, if Pharmacia requests Connetics to provide clinical supplies of the Product, then Pharmacia shall reimburse Connetics for Connetics' costs to manufacture and supply the Product to Pharmacia for use in clinical trials.

            (b) Approvals. Pharmacia, its Affiliates, Sublicensees or Third Party contractors shall use commercially reasonable efforts to obtain all necessary regulatory approvals of the facilities at which it intends to manufacture the Product.

            (c) GMPs. Pharmacia, its Affiliates, Sublicensees and Third Party contractors shall manufacture the Product and/or have the Product manufactured in compliance with GMPs and Product Registrations. For purposes of this Section 4.13, "GMPs" shall means all laws, guidelines and regulations applicable to the manufacture of the Product within the Territory, including the current Good Manufacturing Practices.

            (d) Connetics. In the event that Connetics develops its own approved manufacturing capabilities relative to the Product, Connetics shall have the right to bid on the manufacture of the Product; provided, however, that Pharmacia shall be under no obligation to accept or further negotiate with Connetics relative to such bid, but shall consider such bid in good faith. Connetics may also recommend Third Party manufacturers to Pharmacia, which Pharmacia may, but is not obligated to, use relative to the manufacture of Product.

                                    ARTICLE 5
                              RIGHTS IN TECHNOLOGY,
                         IMPROVEMENTS AND FUTURE PATENTS

5.1 PATENT PROSECUTION AND MAINTENANCE. Connetics shall use its commercially reasonable efforts to prosecute and maintain the Connetics Patents. Connetics shall bear all expenses associated with such prosecution and maintenance. Prosecution and maintenance of Connetics Patents shall include, but not be limited to, prosecuting pending patent applications through final patent office appeal and any opposition proceedings or the like, including re-issue applications and re-examination proceedings in any country of the Territory.

5.2 EXISTING CONNETICS PATENTS. With respect to Connetics Patents relating to any Product and/or Connetics Know-How existing as of the Effective Date,
      (a) Connetics shall remain the owner of the Connetics Patents, (b) Connetics shall continue to bear the full costs of and responsibility for maintaining, preparing, filing and prosecuting the Connetics Patents, (c) Connetics shall use commercially reasonably efforts to prosecute and maintain any such Connetics Patents, and (d) Connetics will keep Pharmacia reasonably informed of the status of any such existing Connetics Patents.

5.3   FUTURE INVENTIONS DEVELOPED SOLELY BY CONNETICS AND CERTAIN IMPROVEMENTS.

            (a) Connetics shall be deemed the sole owner of all intellectual property related to (i) the use, manufacture, form or delivery of any invention acquired, developed or discovered solely by Connetics or its Affiliates, or any of their respective employees, consultants, or subcontractors and (ii) subject to Section 5.8, any Improvement or other intellectual property right, to the extent such Improvement or other intellectual property right utilizes, incorporates or is based on the Connetics Technology or could not be conceived, developed or reduced to practice but for the use of the Connetics Technology (whether or not such Improvement or other intellectual property right was developed or invented jointly or individually by Connetics or Pharmacia), in each case invented after the Effective Date (collectively, the "Connetics Future Sole Inventions") and any patent application filed or patent issued thereon. Pharmacia shall irrevocably assign, transfer and convey, and shall cause its agents to assign, transfer and convey, to Connetics without further consideration all of their right, title and interest in and to such Connetics Future Sole Inventions. Pharmacia shall, and shall cause its agents to, execute and deliver all notices, applications, agreements or other documents reasonably requested by Connetics to effectuate the above.

            (b) Connetics shall be solely responsible for electing, in its sole discretion, whether to file a patent application for Connetics Future Sole Inventions.

            (c) If Connetics elects not to file any patent application for Connetics Future Sole Inventions anywhere in the Territory, then the following provisions shall apply: (i) the Connetics Future Sole Invention will remain a trade secret to the extent Connetics so desires, (ii) the Connetics Future Sole Invention shall be deemed to be Confidential Information and (iii) Pharmacia will not have the right to file any patent applications for the Connetics Future Sole Invention anywhere in the world.

5.4   FUTURE INVENTIONS DEVELOPED SOLELY BY PHARMACIA.

            (a) [**] shall be deemed the sole owner of all intellectual property related to the use, manufacture, form or delivery of any invention acquired, developed or discovered solely by [**], or any of their respective employees, consultants, or subcontractors, provided such inventions do not constitute [**] after the Effective Date, and any patent application filed or patent issued thereon.

            (b) [**] shall be solely responsible for electing, in its sole discretion, whether to file a patent application for [**].

            (c) If [**] elects not to file any patent application for [**] anywhere in the Territory, then the following provisions shall apply: (i) the [**] will remain a trade secret to the extent [**] so desires, (ii) the [**] shall be deemed to be Confidential Information and (iii) [**] will not have the right to file any patent applications for the [**] anywhere in the world.

5.5   JOINT INVENTIONS.

            (a) For purposes of this section, a "Joint Invention" means each Improvement or discovery acquired or developed jointly (as determined by United States law of inventorship) by the Parties under this Agreement that is necessary or useful within the Field, except for inventions or Improvements governed by Section 5.3.

            (b) All Joint Inventions shall be jointly owned by the Parties.

            (c) Each Party will cooperate with the other and will cause its employees, consultants and subcontractors to also cooperate, in completing any patent applications for Joint Inventions, and in executing and delivering any instrument required to permit the Parties to exercise their rights under this Article 5, including where appropriate instruments assigning a Party's joint ownership interest in any Joint Inventions.

            (d) [**] shall have a perpetual, royalty-free exclusive license to use Joint Inventions in the [**], and [**] shall have a perpetual, royalty-free, exclusive license to use [**].


--------
** Confidential Treatment Requested

5.6   PATENT TERM EXTENSIONS.

            (a) Pharmacia shall have the right, upon consultation with Connetics and election by Connetics not to take the actions described in (i) and (ii) below, to file on behalf of and as agent for Connetics, all applications and to take all actions necessary (i) to obtain the benefits of the Drug Price Competition and Patent Term Restoration Act of 1984 and any amendments thereto to the extent such benefits relate to Products and (ii) to extend the lives of the Connetics Patents relating to the Products, to the extent permitted by any other law or regulation by, among other things, applying for supplemental protection certificates. Connetics agrees to execute and deliver, at Pharmacia's expense, such further authorizations and instruments and to take such further actions as may be reasonably requested by Pharmacia to implement the foregoing.

            (b) To the extent the Connetics Patents are subject to regulations or statutes comparable to those referred to in Section 5.6(a), Connetics agrees to exercise its rights under such regulations and statutes in a fair and equitable manner that takes into account the legitimate commercial interests of Pharmacia, upon consultation with Pharmacia.

5.7 PUBLIC DISCLOSURE. Subject to and in accordance with Section 9.6, [**] agrees to [**] any public disclosure of the subject matter of any patent application to which this Article 5 applies until [**].

5.8 OWNERSHIP OF DATA, PRODUCT REGISTRATIONS. Pharmacia will be the sole owner of (a) all the data generated supporting development and registration of the Product, (b) the database for such data, and (c) all Product Registrations in any country of the Territory. For the avoidance of doubt, any Improvements, Connetics Future Sole Inventions, or Joint Inventions shall be governed by the terms of Sections 5.2 through 5.5.

                                    ARTICLE 6
                                  INFRINGEMENT

6.1   INFRINGEMENT OF THIRD PARTY'S RIGHTS.

            (a) If the manufacture, importation, marketing, sale or use of the Product in a country of the Territory results in a claim that such activities using the Connetics Technology infringe a Third Party's patent, the Party first having notice of such a claim of infringement by a Third Party shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim (to the extent known by the Party having notice) in reasonable detail.

            (b) If the manufacture, importation, marketing, sale or use of the Product in a country of the Territory results in a claim against a Party for patent infringement or trade secret misappropriation related to the Connetics Technology (the "Claim"), the


--------
** Confidential Treatment Requested

            Parties agree to respond to and/or defend against the Claim as provided in this Section 6.1(b).

      (i) [**] shall have the initial right to manage solely the defense of the Parties against the Claim. If [**] elects to exercise such right as to the Claim, [**] shall cooperate with [**] at [**] request and shall have the right to be represented by counsel selected by [**]. If [**] elects not to exercise such right as to the Claim, [**] shall have the right to manage solely the defense of the Parties against the Claim, and [**] shall cooperate with [**] at [**] request and shall have the right to be represented by counsel selected by [**].

      (ii) [**] shall have the right to negotiate a settlement provided, however, that (a) [**] shall consult with [**] concerning the terms of any settlement before entering into a settlement agreement, and
            (b) [**] shall [**] any Claim without the prior written consent of [**], which consent shall not be unreasonably withheld, conditioned or delayed.

      (iii) [**] shall be responsible for [**] fees and costs of attorneys and consultants, together with the court costs, incurred in defending against the Claim.

      Neither this Article 6, nor any exercise of rights or fulfillment of obligations under this Article 6, shall affect by itself any indemnification or contribution rights of either Party against any Third Party.

6.2 INFRINGEMENT CLAIMS AGAINST THIRD PARTY. Connetics and Pharmacia each agree to take reasonable actions, consistent with efforts used by each Party to protect its intellectual property, to protect the Connetics Patents from infringement and the Connetics Know-How from unauthorized disclosure, possession or use.

            (a) If Connetics Patents are infringed or Connetics Know-How is misappropriated, as the case may be, by a Third Party, the Party to this Agreement first having knowledge of such infringement or misappropriation, or knowledge of a reasonable probability of such infringement or misappropriation, shall promptly notify the other Party in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail.

            (b) [**] shall have the initial right to institute, prosecute, and control, with its own counsel and at its own expense, any action or proceeding with respect to infringement or misappropriation of such Connetics Patents or Connetics Know-How, and [**] shall have the right, at its own expense, to be represented in such action by its own counsel.

            (c) If [**] determines not to institute, prosecute or control any action or proceeding with respect to infringement or misappropriation of Connetics Patents or Connetics Know-How, then [**], shall have the right, at its own expense, to institute, prosecute and control such action or proceeding, provided that [**] shall keep [**] reasonably informed of the status of such proceeding. [**] shall not settle any such action or proceeding without [**].


--------
** Confidential Treatment Requested

            (d) In the event that both Parties elect to join an action or proceeding against a Third Party, the Parties shall cooperate with each other and [**]. In the event that only one Party elects to join an action or proceeding against a Third Party, [**]. In the event that the litigating Party recovers damages from the Third Party, [**].

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

7.1 CONNETICS REPRESENTATIONS AND WARRANTIES. Connetics represents and warrants to Pharmacia that as of the Effective Date:

            (a) Ownership of Connetics Technology: (i) Connetics is the sole owner of all rights, title and interest in and to the Connetics Patents and has the legal right to license the Connetics Technology to Pharmacia under this Agreement; (ii) Connetics has not granted and will not grant after the Effective Date any license under the Connetics Technology for any Product in the Territory (other than Japan) for use in the Field to any Third Party (iii) to Connetics' knowledge, no person is infringing or misappropriating in a material way any right of Connetics to the Connetics Technology; (iv) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral, or implied, regarding the Connetics Technology that are inconsistent or in conflict with this Agreement; and (v) Connetics is not aware of any reasons why the Connetics Patents will not issue. Pharmacia acknowledges that Connetics has not conducted any freedom to operate studies with respect to the Connetics Technology and the Product.

            (b) Patent Proceedings. (i) No patent application within the Connetics Patents is the subject of any interference, opposition, cancellation or other protest proceeding; (ii) to Connetics' knowledge, the Connetics Technology does not infringe the intellectual property rights of any Third Party; and (iii) Connetics has not received any notices or communications that the use, development, manufacture, marketing, promotion, distribution, sale, import, export and other commercialization of the Product would infringe any intellectual property rights of any Third Party.

            (c) No Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority, is pending or threatened against Connetics with respect to the Connetics Technology or the transaction contemplated by this Agreement, nor does Connetics know of any basis for any such litigation, arbitration, investigation or proceeding.

            (d) No Conflict. The execution, delivery and performance of this Agreement by Connetics does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it. Connetics is not currently a party to, and during the term of


--------
** Confidential Treatment Requested
            this Agreement will not enter into, any agreements, oral or written, that would breach its obligations under this Agreement.

            (e) Authority. Connetics is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Connetics and constitutes the valid and binding obligation of Connetics, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Connetics, its officers and directors.

            (f) Debarment. To its knowledge, neither Connetics, nor any of its employees, officers, subcontractors or consultants who has rendered services relating to the Product (i) has ever been debarred or, to its knowledge, convicted of a crime for which an entity or person could be debarred under 21 USC Section 335a or (ii) is the subject of a debarment proceeding or under indictment for a crime for which a person or entity could be debarred under that Section. Connetics agrees to amend this representation as appropriate during the Term in light of new information.

            (g) Limitation on Warranties. CONNETICS MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SUCCESS OF THE DEVELOPMENT PLAN, THE SUCCESS OF THE MARKETING AND COMMERCIALIZATION OF THE PRODUCT, OR THE COMMERCIAL UTILITY OF THE PRODUCT.

7.2 PHARMACIA REPRESENTATIONS AND WARRANTIES. Pharmacia represents and warrants to Connetics that:

            (a) No Conflict. The execution, delivery and performance of this Agreement and the agreements contemplated hereby by Pharmacia does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it. Pharmacia is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

            (b) Authority. Pharmacia is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Pharmacia and constitutes the valid and binding obligation of Pharmacia, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Pharmacia, its officers and directors.

            (c) Debarment. To its knowledge, neither Pharmacia, nor any of its employees, officers, subcontractors or consultants who has rendered services relating to the Product (i) has ever been debarred or, to its knowledge, convicted of a crime for which an entity or person could be debarred under 21 USC Section 335a or (ii) is the subject of a debarment proceeding or under indictment for a crime for which a person or entity could be debarred under that Section. Pharmacia agrees to amend this representation as appropriate during the Term in light of new information.

            (d) Limitation on Warranties. PHARMACIA MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SUCCESS OF THE DEVELOPMENT PLAN, THE SUCCESS OF THE MARKETING AND COMMERCIALIZATION OF THE PRODUCT, OR THE COMMERCIAL UTILITY OF THE PRODUCT.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1 INDEMNIFICATION BY CONNETICS. Except as otherwise specifically provided herein, Connetics shall indemnify and hold harmless Pharmacia and its officers, directors, agents, employees, Affiliates, and Sublicensees against all claims, actions, losses, damages, costs, expenses (including court costs and reasonable legal fees) or other liabilities net of any tax benefit ("Liabilities") whatsoever in respect of:

            (a) the material breach by Connetics of its representations and warranties under Article 7;

            (b) the material default or breach of any of its obligations contained in this Agreement;

            (c) any gross negligence or willful misconduct by Connetics committed in connection with a clinical trial involving any Product; and

            (d) any claim that a Connetics Patent or the development, manufacture, importation, promotion, marketing, sale or use of any Product in the Territory infringes a Third Party's patent or other intellectual property right only to the extent such infringement was caused by the use of the Connetics Technology in such Product.

8.2 INDEMNIFICATION BY PHARMACIA. Except as otherwise specifically provided herein, Pharmacia shall indemnify and hold harmless Connetics and its officers, directors, agents, employees and Affiliates from all Liabilities whatsoever in respect of:

            (a) the material breach by Pharmacia of its representations and warranties under Article 7;

            (b) the material default or breach of any of its obligations contained in this Agreement;

            (c) any gross negligence or willful misconduct by Pharmacia in the labeling of the Product or marketing and commercialization activities undertaken to promote the Product, including the manufacturing (to the extent not performed by Connetics), sale (other than intellectual property claims), warehousing, distributing, detailing, or promotion of the Product including any Third Party product liability claims related to the Product not primarily caused by the Connetics Technology in the Product.

            (d) any gross negligence or willful misconduct by Pharmacia committed in connection with a clinical trial involving any Product; and

            (e) any claim that the development, manufacture, importation, promotion, marketing, sale or use of any Product in the Territory infringes a Third Party's patent or other intellectual property right to the extent such infringement was not caused by the use of the Connetics Technology in such Product.

8.3   INDEMNIFICATION PROCEDURES.

            (a) A party entitled to indemnification hereunder for Third Party claims (the "Indemnitee") that intends to claim indemnification under this Article 8 shall: (i) notify the other Party (the "Indemnitor") of any Liability with respect to which the Indemnitee intends to claim indemnification as soon as practicable after the Indemnitee becomes aware of any such Liability; (ii) permit the Indemnitor to assume the defense thereof with counsel mutually satisfactory to the Indemnitee and Indemnitor; and (iii) cooperate with the Indemnitor, at the Indemnitor's expense, in the defense thereof.

            (b) With respect to any matter for which the Indemnitor may have an obligation to indemnify the Indemnitee under this Agreement, the Indemnitee shall have the right to participate and be represented (at the Indemnitor's expense) by legal counsel of the Indemnitee's choice in all proceedings and negotiations, if representation by counsel retained by Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and the Indemnitor represented by such counsel in such proceedings.

            (c) The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any Liability if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld.

            (d) Failure of the Indemnitee to deliver notice to the Indemnitor within a reasonable time after becoming aware of a Liability shall not affect the indemnification provided for hereunder except to the extent that the Indemnitor shall have been actually prejudiced as a result of such failure.

8.4 INSURANCE. Each Party shall, at its sole cost and expense, obtain and keep in force during the Term and for a period of not less than three (3) years after termination, cancellation, or expiration of this Agreement the following insurance: General liability insurance, including blanket contractual liability coverage with bodily injury, death, and property damage limits of [**] per occurrence and [**] in the aggregate. Upon execution of this Agreement, and upon the other Party's request thereafter, each Party shall furnish the other Party with a certificate of insurance signed by an authorized representative of such Party's insurance underwriter evidencing the insurance coverage required by this Agreement and providing for at least thirty (30) days prior written notice to the other Party of any termination, cancellation, or reduction of such insurance coverage.

8.5 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A BREACH OF THE CONFIDENTIALITY PROVISIONS SET FORTH IN ARTICLE 9 OR BREACH OF SECTION 2.2(a) WITH RESPECT TO COMPETITORS, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9.1 CONFIDENTIAL INFORMATION. In this Agreement, "Confidential Information" means any and all information (including information related to the Connetics Technology) of a Party relating to any trade secret, specifications, testing, packaging, labeling, development cost, books and records, process, method, compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing sales, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information that the receiving Party can prove by competent evidence:

            i. is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

            ii. is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business;

            iii. is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

            iv. is independently developed by the receiving Party, as evidenced by its written records, without knowledge of, and without the aid, application or use of, the disclosing Party's Confidential Information; or

            v. is the subject of a written permission to disclose provided by the disclosing Party.

9.2 CONFIDENTIALITY. During the Term and for a period of five (5) years thereafter (except with respect to (1) Confidential Information that Connetics considers to be trade secrets


--------
** Confidential Treatment Requested
      of Connetics as notified to Pharmacia, which shall be subject to the terms of this Article 9, and (2) the Pharmacia data, databases and Product Registrations identified in Section 5.8, until such time as such information is no longer considered Confidential Information under Section 9.1), each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose except (i) as expressly authorized by this Agreement, or with the prior written consent of the other Party, which consent shall not be unreasonably withheld; (ii) as required by applicable laws or court order of a court of competent jurisdiction (provided that the disclosing Party shall first notify the other Party to afford the other Party, for a period of ten (10) Business Days, an opportunity to seek whatever protective relief it deems appropriate, and the disclosing Party shall use commercially reasonable efforts to obtain confidential treatment of any such information required to be disclosed); or (iii) to its Affiliates and its employees, agents, consultants and other representatives ("Representatives") to accomplish the purposes of this Agreement, provided that when a Party does disclose such information as provided herein, it will only be on a need to know basis, including, without limitation, fulfillment of corporate reporting required by law or regulation, hospital authorities, regulatory authorities and others who have agreed in writing to observe the confidentiality of Confidential Information in the same manner and to the same extent as provided in this Article 9. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement.

      Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that it and its Affiliates and Representatives do not disclose or make any unauthorized use of the other Party's Confidential Information. Each Party shall be responsible for any breach of this Agreement by its Representatives. Each Party shall promptly notify the other Party upon discovery of any unauthorized disclosure or use of the other Party's Confidential Information.

9.3 OBLIGATION TO OBTAIN AGREEMENTS. The obligations of the Parties regarding the confidentiality and nondisclosure of Confidential Information shall extend to and be binding upon all employees or agents of the Parties who have access to Confidential Information pursuant to this Agreement as if such employees or agents were parties hereto.

9.4 RETURN OF INFORMATION. Upon the early termination of this Agreement due to a breach by a defaulting Party, the non-defaulting Party shall be entitled to the prompt return of all of its Confidential Information in the defaulting Party's possession, as well as all written information and materials which incorporate Confidential Information.

9.5 PUBLIC DISCLOSURE. Neither Connetics nor Pharmacia shall issue a press release or in any other way announce to the public the existence, terms, conditions of, or performance under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Parties agree that the public announcement of the execution of this Agreement shall be in the form of a press release to be mutually agreed upon by the Parties on or before the Effective Date and thereafter each Party shall be entitled to make or publish any public statement substantially identical to the contents thereof. The Parties further agree that Connetics shall have the right to refer to Pharmacia by name and to refer to minoxidil and Rogaine(R) in such press release. Each Party shall have the right to refer to this Agreement in filings with the U.S. Securities and Exchange Commission, national securities exchanges including the NASDAQ stock market or other regulatory bodies but only if, and to the extent, required by law. If either Party contemplates making any such filing, it shall provide to the other Party, at least five (5) Business Days before making such filing, a copy of such proposed filing. In the event of a public disclosure required by applicable law prior to the end of such five Business Day period, the Party required to make such disclosure, if it legally may, shall give the other Party at least two Business Days to review and comment on such disclosure. If a Party was not legally able to give notice under the previous sentence, it will furnish the other Party with a copy of its disclosure as soon as practicable after the making thereof.

9.6 PUBLICATION. In order to avoid loss of patent rights as a result of premature disclosure of patentable information, each Party shall submit to the other Party any proposed publication for review at least thirty (30) Business Days prior to the planned publication. The Party reviewing the proposed publication shall notify the other Party within fifteen (15) Business Days of receipt: (a) whether it desires to file patent applications on any of its inventions or Joint Inventions described in the material and, in such case, the reviewing Party shall proceed to file a patent application in accordance with Article 5; or (b) whether the proposed publication contains any Confidential Information of the reviewing Party. If the proposed publication does contain Confidential Information of the reviewing Party, then the other Party shall, at the reviewing Party's request, delete such Confidential Information from the proposed publication. The reviewing Party shall further have the right to review the proposed publication for scientific accuracy to ensure the results are reasonably supported by scientific data and that no scientific misconduct has occurred.

                                   ARTICLE 10
                              TERM AND TERMINATION

10.1 TERM. The term of this Agreement shall begin on the Effective Date and end on the first date on which all of Pharmacia's obligations to pay any Royalty to Connetics on account of sales of the Product hereunder has expired, unless earlier terminated as provided herein (the "Term"). With respect to each specific country in the Territory, Pharmacia's obligation to pay a Royalty to Connetics hereunder shall begin on the Effective Date and end on the first date on which all of Pharmacia's obligations to pay any Royalty to Connetics on account of sales of the Product in each such country in the Territory has expired or been terminated (the "Country Term").

10.2 EARLY TERMINATION. Notwithstanding Section 10.1, either Party may, in addition to exercising any other available legal or equitable rights or remedies, terminate this Agreement, effective immediately upon the expiration of any applicable cure period, upon the occurrence of an Event of Default (as defined below) with respect to the other Party. The term "Event of Default" with respect to a Party means the occurrence of any of the events set forth in Sections 10.2(a)-(c):

            (a) Except as provided in Section 10.2(b) or (c) below, the failure of a Party to comply with or perform any material provision of this Agreement, and such failure remains uncured for sixty (60) days following written notice of such failure (if such default is cured within the cure period, such written notice shall be null and void), provided that, if the defaulting Party can establish to the reasonable satisfaction of the other Party that it is diligently and actively pursuing a cure at the expiration of the cure period, and that the default is reasonably capable of being cured, then the cure period shall be extended for so long as a cure is being diligently and actively pursued, not to exceed 120 days in the aggregate.

            (b) Any of the representations or warranties of a Party are discovered to have been untrue when made, resulting in a material, adverse impact on the other Party.

            (c) A Party (i) becomes unable to pay its debts as they mature, (ii) is the subject of a voluntary or involuntary petition in bankruptcy or of any other proceeding under bankruptcy, insolvency or similar laws which, if involuntary, is not dismissed within ninety (90) days of the date filed, (iii) makes an assignment for the benefit of creditors, (iv) is named in, or its property is subject to, a suit for the appointment of a receiver which is not dismissed within ninety (90) days of the date filed, or (v) is dissolved or liquidated.

            (d) Notwithstanding Section 10.1, either Party shall have the right, in its sole discretion, to terminate this Agreement in the event the milestone described in Schedule 3.3(a) has not been met by the second (2nd) anniversary of the Effective Date, provided such failure is not caused by the actions or inactions of the terminating Party. The terminating Party shall make such election to terminate this Agreement within thirty (30) days after the second (2nd) anniversary of the Effective Date by sending written notice to the other Party electing such termination.

            (e) Notwithstanding Section 10.1, either Party shall have the right to terminate this Agreement, in its sole discretion, in the event that the milestone described in Section 3.3(b) has not been achieved by the third (3rd) anniversary of the Effective Date. The terminating Party shall make such election to terminate this Agreement within sixty (60) days after the third (3rd) anniversary of the Effective Date by sending written notice to the other Party electing such termination.

10.3 TERMINATION BY CONNETICS. If [**] does not file [**] for the Product or [**] on the Product within [**] of the target dates set forth in Section 4.5, and such failure to file or initiate enrollment was not caused by or the result of a Force Majeure event (including, e.g., requirements of a Regulatory Authority that resulted in such delay), delays caused by Connetics, or otherwise agreed to by Connetics, then [**] may terminate this Agreement prior to the expiration of the Term [**].


--------
** Confidential Treatment Requested

10.4  RIGHTS AND OBLIGATIONS UPON TERMINATION.

            (a) Other Penalties. Termination of this Agreement by either Party shall not prejudice the rights of such Party under this Agreement, at law or in equity or otherwise, to seek damages or injunctive relief for any breach of this Agreement by the other Party and all payment obligations accruing under this Agreement prior to the effective date of termination.

            (b) Reversion Rights. Upon the termination of this Agreement by Connetics pursuant to Section 10.2 or Section 10.3 or by Pharmacia pursuant to Section 10.2, all rights granted to Pharmacia under the Connetics Technology shall terminate (including all rights held by any Sublicensee under a sublicense agreement) and shall revert to Connetics on a country-by-country basis in the Territory where Connetics or Pharmacia, as the case may be, has terminated this Agreement.

            (c) Accrued Rights. Except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as otherwise provided in this Agreement, the rights and obligations of the Parties under Sections 3.8, 3.9, 3.10, 5.2, 5.3, 5.4, 5.5, 5.7, 5.8, 7.1(g) and 7.2(d) and under Articles
            8, 9, 10, 11 and 12 shall survive expiration or termination of this Agreement.

            (d) Revision Rights. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party's request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party, except for such Confidential Information which the receiving Party is required to keep under applicable laws, in which event such Confidential Information shall be held subject to the terms and conditions of Article 9.

                                   ARTICLE 11.
                               DISPUTE RESOLUTION

11.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party's rights and/or obligations under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation.

11.2 ATTEMPT TO RESOLVE. The Parties agree to take all reasonable efforts to resolve in an amicable manner any dispute between them concerning diligence obligations and/or questions of material breach and default in connection with this Agreement. If any material dispute between the Parties cannot be resolved by the senior management of the Parties, either Party may seek to have the issue resolved as otherwise provided herein.

11.3 BINDING ARBITRATION. Except in the event of alleged breach, default or lack of diligence by a bankrupt or insolvent Party, the Parties agree that any material dispute that arises from or is related to this Agreement or the interpretation, application, breach, termination or validity thereof, and which cannot be amicably resolved by the Parties, shall be resolved by binding arbitration (except as provided for in Section 11.11) pursuant in this Article 11 conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) by three (3) arbitrators.

11.4 WRITTEN NOTICE. If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party, informing the other Party of such intention and the issues to be resolved. Within twenty (20) business days after its receipt of such notice, the other Party may, by written notice to the Party initiating arbitration, add additional issues to be resolved.

11.5 SELECTION OF ARBITRATORS. Within forty-five (45) days following the receipt of the notice of arbitration, the Party referring the matter to arbitration shall appoint an arbitrator and promptly notify the other Party of such appointment. The other Party shall, upon receiving such notice, appoint a second arbitrator within twenty one (21) days, and the two (2) arbitrators shall, within fifteen (15) days of the appointment of the second arbitrator, agree on the appointment of a third arbitrator who will act with them and be chairperson of the arbitration panel. In the event that either Party shall fail to appoint an arbitrator within thirty
      (30) days after the commencement of the arbitration proceeding, the arbitrator shall be appointed by the AAA in accordance with the AAA's Rules. In the event of the failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding to appoint the chairperson, the chairperson shall also be appointed by the AAA in accordance with its rules. The arbitrators shall not be employees, directors or shareholders of either Party or of its Affiliates. Where applicable, the arbitrators shall be independent experts in pharmaceutical marketing and promotion in the U.S. Notwithstanding anything to the contrary herein, in the event the aggregate damages sought by the claimant are stated to be less than $500,000 and the aggregate damages sought by the counterclaimant are stated to be less than $500,000 and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above.

11.6 HEARINGS. The arbitrators shall conduct one or more hearings to allow the Parties to present their positions regarding the dispute.

            The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. The arbitrators shall have sole discretion with regard to the admissibility of any evidence.

            (a) At least ten (10) business days prior to a hearing, each Party must submit to the arbitrators and serve on the other Party a proposed ruling on each issue to be resolved. Such writings shall be limited to not more than fifty (50) pages.

            (b) Each Party shall be entitled to no more than eight (8) days of hearings to present testimony or documentary evidence. Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the arbitrators to determine whether the Parties have had the eight (8) days to which each is entitled.

            (c) Each Party shall have the right to be represented by counsel.

            (d) The arbitration shall take place in New York, NY.

11.7 CONFIDENTIAL. To the extent possible, the arbitration hearings and award will be maintained in confidence.

11.8 COSTS. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs and attorneys' and witness' fees.

11.9 DECISION. In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision with their resolution of the dispute. The decision of the arbitrators shall be final and non-appealable and binding on the Parties.

11.10 REMEDY. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

11.11 PROVISIONAL REMEDIES. Each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 RECORD-KEEPING. Connetics and Pharmacia shall keep complete and accurate records pertaining to the development, manufacture, importations, and commercialization of the Product in sufficient detail to permit the other Party to confirm, as the case may be, development and commercialization efforts, sale of Product, accuracy of calculations of Net Sales and Royalties and all other payments required to be made under this Agreement. All records and information required under this Agreement shall be maintained for the longer of (a) three (3) years following the year in which any such efforts or payments were made under this Agreement; or (b) such longer period as may be required by law.

12.2 NOTICE. Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, nationally recognized overnight courier or facsimile transmission to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

            If to Pharmacia:

            Pharmacia Consumer HealthCare
            Pharmacia & Upjohn Company
            100 Route 206 North
            Peapack, New Jersey 07977
            Attn: President
            Telefax: 908-306-4476

            With a copy to:

            Pharmacia & Upjohn Company
            100 Route 206 North
            Peapack, New Jersey 07977
            Attn: General Counsel
            Telefax: 908-901-1862

            If to Connetics:

            Connetics Corporation
            3294 West Bayshore Road
            Palo Alto, CA 94303
            Attn: Chief Financial Officer and General Counsel
            Telefax: 650-494-0172

            With a copy to:

            Morrison & Foerster LLP
            5200 Republic Plaza
            370 17th Street
            Denver, Colorado 80202-5638
            Attn: Brian V. Caid
            Telefax: 303-592-1510

      Any such notice or other document shall be deemed to have been received by the addressee three (3) Business Days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

12.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the attached Schedules, embodies and sets forth the entire agreement and understanding of the Parties with respect to the subject matter herein. There are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in this Agreement with respect to the subject matter herein. The terms of this Agreement shall supersede all previous oral or written agreements which may exist or have existed between the Parties, including the Term Sheet dated October 1, 2001, relating to the subject matter of this Agreement. Neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement with respect to the subject matter herein. This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorized representatives of the Parties.

12.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is caused by Force Majeure; provided, however, that the Party claiming Force Majeure has exerted all reasonable efforts to avoid such Force Majeure and has given prompt notice to the other Party of any such Force Majeure. The Party giving such notice shall be excused from such of its obligations hereunder as it is disabled from performing for so long as it is disabled; provided, however, that Party commences and continues to take reasonable and diligent actions to cure such Force Majeure. In the event of any such Force Majeure event, the Parties shall meet promptly to determine an equitable solution to the effects of such event. The term of this Agreement shall not be extended by any Force Majeure event.

12.5 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties (whether by operation of applicable laws, change of control or otherwise) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may sell, transfer or assign its rights under this Agreement to any Third Party as part of a sale or transfer of substantially all of its assets; provided that such Third Party agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6 HEADINGS, INTERPRETATION. The headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not affect the interpretation of any of its provisions.

12.7 INDEPENDENT PARTIES. This Agreement shall not be deemed to create any partnership, joint venture, or agency relationship between the Parties. Each Party shall act hereunder as an independent contractor.

12.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of New Jersey, excluding its conflict of laws principles. Subject to the arbitration provisions hereof, the parties agree to submit to the [**] jurisdiction of New Jersey courts to resolve any controversy.

12.9 NO WAIVER. Neither failure nor delay on the part of either Party to require the strict performance of any term, covenant or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require on any single occasion the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

12.10 SEVERABILITY. In the event that any provision of this Agreement or the application thereof to any Party or circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to the Parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

12.11 INTERPRETATION. The Parties acknowledge and agree that (i) each Party and its representatives has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in favor of or against either Party regardless of which Party was generally responsible for the preparation of this Agreement.

12.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

12.13 THIRD-PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement is not intended to confer upon any non-Party rights or remedies hereunder.

12.14 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and shall use all commercially reasonable efforts to take or cause to be taken all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.


--------
** Confidential Treatment Requested

        IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.


CONNETICS CORPORATION


By:    /s/ Thomas G. Wiggans
   -----------------------------------------
Name:  Thomas G. Wiggans
Title: President and Chief Executive Officer


PHARMACIA & UPJOHN COMPANY


By:    /s/ Terry Stecz
   -----------------------------------------
Name:  Terry Stecz
Title: President, CHC-Americas

                                   SCHEDULE A

                                CONNETICS PATENTS


         COUNTRY        PATENT APPLICATION NO.              STATUS
         -------        ----------------------              ------
         [**]                  Pending




--------
** Confidential Treatment Requested